Exhibit 99.3

MERGER QUESTIONS AND ANSWERS

Rationale/Terms of the Deal

1.	Why are we combining with Deutsche Börse?
¡	Consolidation makes strategic sense in our industry today. All of the exchanges are facing increasing competition from new, alternative market players, the global capital markets are becoming increasingly interconnected, and there are significant opportunities to leverage economies of scale and scope to develop and deliver new innovative products to our clients.
¡	Deutsche Börse is a great fit with NYSE Euronext, with highly complementary operations, products and services, and geographic markets.
¡	This is a good move for our investors who receive a premium and the opportunity to participate in the upside of the combination. The combined company will be better positioned to keep growing and to expand into new markets, such as Asia, Eastern Europe and South America.
¡	Finally, the combination of our two great companies furthers our corporate strategy by building the most compelling capital markets community in the world.

2.	It seems like NYSE Euronext is being acquired, is that true?
¡	Technically, once all conditions are satisfied, NYSE Euronext and Deutsche Börse will combine their business under a newly-formed Dutch holding company.
¡	Because of the relative market caps, share prices and shares outstanding of each company, each share of NYSE Euronext will be exchanged for 0.47 shares of the new company.
¡	In reality, though, this is a merger of equals.
¡	The combined group will be well balanced in terms of structure, share ownership, location, management and governance.
¡	There will be dual headquarters in New York and Frankfurt, with Paris and London also remaining strong business centers for the combined company, in addition to our existing offices in Amsterdam, Belfast, Brussels, Lisbon and other cities around the world.
¡	Duncan Niederauer will be the CEO of the combined business and the new company will have a balanced management team of world class professionals from both NYSE Euronext and Deutsche Börse.

3.	How is the deal structured?
¡	Once the deal has been approved, NYSE Euronext and Deutsche Börse will be combining and grouping our businesses together under a newly-formed Dutch holding company. On closing of the transaction, NYSE Euronext and Deutsche Börse shareholders will own approximately 40% and 60% of the new company, respectively.

4.	Who will lead the combined company?
¡	In addition to Duncan, who will be the CEO, we expect the executive committee to be comprised of:
o	Andreas Preuss, President & Deputy CEO, Head of Derivatives

o	Dominique Cerutti, President, Head of Technology Services & IT
o	Gregor Pottmeyer, Chief Financial Officer
o	Lawrence Leibowitz, Chief Operating Officer, Head of Cash Trading and Listing
o	Frank Gerstenschläger, Head of Market Data & Analytics
o	John Halvey, General Counsel
o	Jeffrey Tessler, Head of Settlement & Custody

5.	Why is Deutsche Börse only paying a 10% premium to our shares?
¡	This reflects the fact that we looked at this as a Merger of Equals, not a sale.
¡	Our shareholders will benefit from the significant upside potential of the combined company.
¡	We actually don’t think of it as a premium. Rather we have defined a significant synergy opportunity as part of the transaction, the value of which we more or less split in half, rather than 60/40 to reflect the fact that we will have to jointly work to achieve the synergies which would otherwise not be available to shareholders.

6.	What will be the new company’s name?
¡	The topco name has not been decided yet and we expect to make that decision at a later date.
¡	In the meantime, we will continue to emphasize and build out our local brands.

7.	Why will the company be incorporated in the Netherlands?
¡	A significant amount of future combined group revenues will be generated in Europe so having a European holding company was a natural choice.
¡	As for it being a Dutch holding company, the Netherlands has a long history of being home to many multinational companies due to its governance and regulatory environment.

Impact on our Company/Jobs

8.	How will this announcement affect employees?
¡	For the vast majority of us, it will be business as usual until the transaction closes.
¡	We have to be honest and admit that part of the rationale for this deal is to realize economies of scale and that does mean reducing duplicative costs.
¡	Therefore, upon closing, we would expect there to be some impact on headcount, but it is far too early to speculate on what jobs might be impacted.
¡	Overall, we firmly believe that most of our employees will have greater career opportunities that come from being part of a larger, more competitive organization.
¡	Anyone whose job is ultimately affected will be treated fairly, consistent with our local obligations.

9.	How many positions will be impacted as a result of redundancy? When will that be communicated?
¡	It’s premature to get into specifics. The transaction was just announced and we do not expect that it will close until the end of this year.
¡	Suffice it to say we will be looking very closely at these issues in the next several months.
¡	We will communicate with any employees who are affected at the appropriate time, and will treat everyone fairly and with dignity.

¡	All legal processes will be followed and respected in each local jurisdiction.

10.	How many employees will the new company employ?
¡	Upon consummation of the deal, the combined company will have approximately 6,700 employees.
¡	It is too early to speculate on what the total headcount might be a year or two after closing.

11.	Who will be responsible for integrating the businesses?
¡	We will be putting together a joint team in the near future to plan the integration.

12.	Are members of the management team under long-term contracts? Will any management team members leave as a result of the transaction?
¡	Contracts will get negotiated at the time of closing, but Duncan and the other executives have agreed to serve a four year term.
¡	There will likely be some departures – that is typical with any merger – but again, it is premature to speculate on that.

13.	What will happen to outstanding NYSE Euronext RSUs and stock equity awards as a result of this transaction? Will employees get shares in the new company?
¡	This is one of the areas still under discussion and we do not have an answer yet.
¡	Nothing changes prior to the transaction closing.

14.	How will the transaction affect employees’ compensation, 401(k) plans, health and other HR benefits?
¡	There will not be any changes prior to the close of the transaction.
¡	While it’s premature to speculate on what will happen following the closing, we do not expect any significant changes.
¡	Obviously everything will be looked at in the context of the new company but there is clearly a desire by both companies to ensure that we offer competitive benefits so that we continue to employ the best people.

15.	Who will lead the new HR department?
¡	Philippe Duranton will be head of Human Resources for the combined company.

16.	Are there restrictions for communicating with employees of the other company?
¡	Normal course of business communications can take place, but since we continue to be separate exchange groups until the transaction closes, we must operate separately and we will continue to compete.
¡	If you have any communications with the employees of the other company in the normal course of business, do not discuss any competitively sensitive information, including pricing and marketing initiatives, lists of customers, business strategies, or vendor arrangements.
¡	Joint customer solicitations and marketing are strictly prohibited and you must not give customers the impression that the companies have already pooled their resources or integrated their businesses pending consummation of the merger.

17.	Are the companies similar in terms of their culture and outlook?
¡	Realistically there are likely to be some differences. Both groups are operating in global markets and across many different countries and cultures.

¡	That said, both NYSE Euronext and Deutsche Börse are focused on executing well for clients and delivering value for shareholders. These values – which guide our businesses – are very similar.
¡	Over time, we expect that both companies will benefit as we bring together to the best of our respective cultures into ONE company – just as we have done with the combination of NYSE and Euronext.

Impact on Our Business

18.	Can you detail the division of functions of the combined company between geographies?
¡	Dual-headquarters in New York and Frankfurt with other key operating locations around Europe, including Paris.
o	Duncan as the CEO will be based in NY, Reto Francioni as Group Chairman in Frankfurt.
o	Derivatives will be led from Frankfurt
o	Market Data & Analytics will be led from Frankfurt
o	US Cash Trading and Listings will be led from New York
o	EU Cash Trading and Listings will be led from Paris
o	Technology Services and IT will be led from Paris
o	Settlement & Custody will be led from Luxemburg

19.	What will happen to our other European offices?
¡	Our exchange platforms in Paris, London, Brussels, Amsterdam and Lisbon will continue their important roles in servicing issuers, clients and investors.

20.	What will happen to our existing Liffe business?
¡	The UK derivatives business will continue to play a critical role in our overall success when this transaction is completed, the majority of our European derivatives customers will continue to be London based – since that is the case today for both NYSE Liffe (NYSE Euronext) and Eurex (Deutsche Boerse).
¡	The derivatives businesses of Eurex and NYSE Liffe complement each other ideally on interest rate products, with Eurex specializing in the long end of the interest curve and NYSE Liffe the short end and so we expect to be able to deliver tremendous value to clients in terms of product innovation and operational efficiency.
¡	In addition, we will look to leverage Eurex’s existing clearing technology and infrastructure which will have the added benefit of delivering capital savings to our clients

21.	How does this impact NYSE Liffe US and NYPC?
¡	The combination of our businesses will only strengthen and enhance our US derivatives family and the launch is on track for Q1 2011.

22.	What does this mean for our US options business?
¡	This combinations creates a leading global options platform by bringing together our leading US options business NYSE Amex and ISE, the US platform of Deutsche Börse’s options exchange.

23.	How will this announcement impact our new initiatives in EU clearing?

¡	During the pre-closing period, we will look at our plans for clearing products and post-trade services in the overall context of the marketplace and this deal.
¡	We will make a decision based on that analysis. Until then, it’s business as usual.

24.	Will Deutsche Börse’s markets be moved to Mahwah and Basildon data centers?
¡	As part of integration planning we will be looking closely at all aspects of our physical and IT infrastructure and will make the best choices for our clients and shareholders.

25.	Will the new company be listed in the US?
¡	Just like we invite our own listed companies to do, our new company will list it shares in NY, Frankfurt and Paris.

26.	How should we be working with customers? What should we be telling them?
¡	We have initiated a contact program for our key clients and customers, with a few key messages:
o	The combined company will offer clients global scale, product innovation, operational and capital efficiencies, and an enhanced range of technology and market information solutions.

o	For issuers, this transaction is a catalyst for the development of a global capital markets community, delivering the best, most transparent and innovative services, wherever they are.
o	Transacting clients will benefit from our increased scale, scope, capital and connectivity.
¡	The most important thing we should emphasize is that for now, it is business as usual, and our customers can expect the same level of superior products, services and support that they have come to expect from us.
¡	Beyond that, it is very important that we not speculate as to what may happen or how we will operate in the future.

27.	When will the shareholder votes take place?
¡	That will be disclosed and shareholders will be notified in due course

28.	What are the next steps that I should anticipate?
¡	We will keep you apprised as key developments in preparation for closing and then integration arise. For now, NYSE Euronext will continue to operate business as usual.